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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Lennar Corporation

We consent to the incorporation by reference in this Registration Statement of Lennar Corporation on Form S-4 of our reports dated January 9, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2000, and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Miami, Florida
July 17, 2001